Exhibit 4.oo

SUBSCRIPTION AGREEMENT

(U.S. Persons; non-brokered)

UNITS

To: Kimber Resources Inc. (the “Issuer”) Re: Purchase and Sale of Units of the Issuer

Dated For Reference:  January 31, 2008

The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth in Schedule "A" to this subscription (which, together with all appendices (the "Appendices") attached hereto, shall be deemed to form a part of this subscription and shall be collectively referred to as the Agreement), that number of units (each a "Unit") of the Issuer set out on page 2 hereof at a price of $0.75 per Unit.  Each Unit shall consist of one common share in the capital of the Issuer and one-half of one common share purchase warrant (each whole warrant a "Warrant").  Each Warrant shall entitle the holder to acquire, upon exercise, one common share of the Issuer at a price of $1.25  per common share for a term that commences at Closing (as defined below) and ends on the date 24 months following Closing (the "Warrant Expiry Date").

The Purchaser and the Issuer hereby agree that the offering of the Units shall be conducted on the terms and conditions specified in Schedule “A” hereto. The Purchaser hereby makes, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, the acknowledgments, representations and warranties set out in Schedule “A” hereto, and agrees that the Issuer can rely on such acknowledgments, representations and warranties should this subscription offer be accepted.

INSTRUCTIONS FOR COMPLETING THIS AGREEMENT PRIOR TO DELIVERY TO THE ISSUER

1.

This form is for use by all U.S. subscribers.  A “U.S. subscriber” is any U.S. Person (as defined below).  This will include (a) any natural person resident in the United States (as defined below); (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any partnership or corporation organized outside the United States by a U.S. Person principally for the purposes of investing in securities not registered under the 1933 Act (as defined below), unless it is organized or incorporated, and owned, by U.S. accredited investors who are not natural persons, estates or trusts; and (d) any estate of which any executor or administrator is a U.S. Person.

2.

All Purchasers must complete (i) the information required on page 2 with respect to subscription amounts and registration and delivery particulars; and (ii) the information required on page 3 with respect to information regarding the Purchaser.

3.

Complete Appendix I – “Accredited Investor Questionnaire (United States)”.  The Purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under applicable federal United States securities law.

4.

Return this Agreement to the Issuer at Suite 215 – 800 West Pender Street, Vancouver, British Columbia V6C 2V6, with a certified cheque, money order or bank draft drawn on a United States or Canadian chartered bank and made payable to “Kimber Resources Inc.” in the aggregate amount of the subscription funds therefor.  The subscription funds may also be deposited into a bank account of the Issuer by wire transfer into such account no later than the close of business on the Business Day immediately preceding the Closing Date.  For wire transfer instructions, contact Michael E. Hoole at (604) 669-2251, extension 110, or mhoole@kimberresources.com.  The Issuer will hold such funds pending Closing.  If the conditions set out herein are satisfied or, to the extent permissible, waived by the applicable party or parties, the funds will be released and delivered to the Issuer at Closing.  If Closing has not occurred by the deadline stipulated in section 9.3 hereof, the funds will be refunded to the Purchasers, in each case without bonus or deduction.

2

SUBSCRIPTION AMOUNTS
No. of Units to be purchased at $0.75 each	_______________________________________
Total subscription funds for Units	$______________________________________

REGISTRATION AND DELIVERY (Complete Box A.  For Broker registration, ALSO complete Box B):

BOX A: PURCHASER INFORMATION AND SIGNATURE

(name of Purchaser)

(address – include city, province and postal code)
X
(contact name and telephone number)	(signature of Purchaser/authorized signatory)

(contact email address)	(if applicable, print name of signatory and office)
BOX B: FOR REGISTRATION THROUGH BROKER OR TRUSTEE
in trust for
(name of registered holder)	(name of beneficial holder)

(address of registered holder – include city, province and postal code)

(registered holder: contact name and phone number)

(registered holder: contact email address)

If the Purchaser is acting as agent and registered holder for a principal and is not a trust company or portfolio manager acting as trustee or agent for fully managed accounts (in which event the Purchaser will ensure that the applicable Appendices are completed on behalf of any such principal):	If the securities subscribed for are to be delivered to an address other than that provided in Box A or Box B above:
(name of addressee)
(name of principal)
(address line 1)
(address of principal - line 1)
(address line 2)
(address of principal - line 2)

Execution by the Purchaser in Box A hereof shall constitute an irrevocable offer and agreement by the Purchaser to subscribe for the securities described herein on the terms and conditions herein set out.  The Issuer shall be entitled to rely on the delivery of a facsimile copy of this Agreement, and acceptance by the Issuer of such facsimile Agreement shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms and conditions hereof.

ACCEPTANCE

This subscription is accepted and agreed to by the Issuer as of the ____ day of February, 2008.	) ) ) ) ) )	KIMBER RESOURCES INC. Per: ____________________________ Authorized Signatory

3

INFORMATION REGARDING THE PURCHASER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.

Security Holdings.  The Purchaser and all persons acting jointly and in concert with the Purchaser own, directly or indirectly, or exercises control or direction over (provide additional detail as applicable):

☐

_________________ common shares of the Issuer and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Purchaser to acquire additional common shares or other kinds of shares of the Issuer:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

☐

No shares of the Issuer or securities convertible into shares of the Issuer.

2.

Trading Activity.   The Purchaser and all persons acting jointly and in concert with the Purchaser have sold short:

☐

_________________ common shares of the Issuer in the previous 90 days and such short sales have not been covered fully as of the date hereof; or

☐

No common shares of the Issuer in the previous 90 days.

INFORMATION REGARDING THE FINDER, IF ANY

If the Purchaser has made any commitments to any third party in respect to the payment of a finder's fee to such third party for having acted as finder in connection with the Private Placement, please provide details below:

Name of Finder:

Address of Finder:

Finder's Fee payable to Finder:

SCHEDULE “A”

1.

DEFINITIONS

1.1

In this Agreement, the following words have the following meanings unless otherwise indicated:

(a)

“1933 Act” means the Securities Act of 1933 (United States of America), as amended;

(b)

“Acts” means, collectively, the BC Act and the 1933 Act;

(c)

 “Agreement” means the subscription to which this Schedule “A” is attached, including this Schedule “A” and all Appendices hereto;

(d)

“AMEX” means the American Stock Exchange;

(e)

“BC Act” means the Securities Act (British Columbia), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the Commission;

(f)

“BCI 72-503” means British Columbia Instrument 72-503 entitled “Securities Transactions outside the Jurisdiction” published by the Commission;

(g)

“Business Day” means any day except Saturday, Sunday, or a statutory holiday in Vancouver, British Columbia;

(h)

“Closing” means the closing of the Private Placement pursuant to which the Purchaser purchases Units on the Closing Date;

(i)

“Closing Date” means the day on which the Issuer issues the Units to the Purchaser;

(j)

“Commission” means the British Columbia Securities Commission;

(k)

“Exchanges” means the Toronto Stock Exchange and the American Stock Exchange;

(l)

“NI 45-102” means National Instrument 45-102 entitled “Resale of Securities” published by the Canadian Securities Administrators;

(m)

“NI 45-106” means National Instrument 45-106 entitled “Prospectus and Registration Exemptions” published by the Canadian Securities Administrators;

(n)

“Private Placement” means the offering of the Units by way of private placement to all subscribers other than certain institutional investors which are already shareholders of the Issuer and which are not U.S. subscribers;

(o)

“Regulation D” means Regulation D promulgated under the 1933 Act;

(p)

“Regulation S” means Regulation S promulgated under the 1933 Act;

(q)

“Regulatory Authorities” means the Commission and the Exchanges;

(r)

“SEC” means the United States Securities and Exchange Commission;

(s)

"Securities" means, collectively, the Units, the Shares, the Warrants, and the Warrant Shares;

(t)

"Shares" means the previously unissued common shares of the Issuer, as presently constituted, which will form part of the Units;

(u)

 “TSX” means the Toronto Stock Exchange;

(v)

“United States” has the meaning specified in Regulation S of the 1933 Act;

(w)

"Units" means units of the Issuer, each consisting of one Share and one-half of one Warrant to be offered under the Private Placement;

(x)

“U.S. Person” has the meaning specified in Regulation S of the 1933 Act;

(y)

"Warrant Shares" means the previously unissued common shares of the Issuer, as presently constituted, which will be issued on the exercise of the Warrants; and

(z)

"Warrants" means the non-transferable share purchase warrants of the Issuer, which will form part of the Units and which will have the terms provided in this Agreement and in the certificates representing the share purchase warrants.

2.

PURCHASE AND SALE OF UNITS

2.1

The Issuer is offering up to 6,666,667 Units at $0.75per Unit, provided that the Issuer may offer and sell up to an additional 1,333,333 Units to raise additional gross proceeds of up to $1,000,000.  The offering price of the Units was determined by the Issuer with regard to the pricing policies of the Exchanges.

2.2

Each Unit will consist of one Share and one-half of one non-transferable Warrant.

2.3

At the same time that the Purchaser signs and delivers this Agreement, the Purchaser will complete, sign, and deliver to the Issuer the Accredited Investor Questionnaire attached as Appendix I.

2.4

On the signing of this Agreement, the Purchaser will deliver to the Issuer at Suite 215 – 800 West Pender Street, Vancouver, British Columbia  V6C 2V6, a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to “Kimber Resources Inc.”, representing the total purchase price of the Units subscribed for by the Purchaser under this Agreement.  The Issuer will hold the Purchaser’s subscription funds pending Closing.  If the Issuer declines to accept this Agreement or all of the conditions of purchase in section 4.1 of this Agreement are not fulfilled or waived, the Issuer will return such subscription funds to the Purchaser without bonus or deduction.  The subscription funds may also be deposited by wire transfer into a bank account of the Issuer no later than the close of business on the Business Day immediately preceding the Closing Date and wire transfer instructions will be provided upon request.

3.

WARRANTS

3.1

Each full Warrant will entitle the Purchaser to purchase one Warrant Share at a price of $1.25 per Warrant Share, if exercised on or before the date which is 24 months following Closing (the "Warrant Expiry Date").

3.2

The certificates representing the Warrants will refer to the terms and conditions which govern the Warrants and will include, among other things, provisions for the appropriate adjustment in the class, number, and price of the Warrant Shares issued on exercise of the Warrants if certain events occur, including any subdivision, consolidation, or reclassification of the Issuer's common shares, the payment of stock dividends, and the amalgamation of the Issuer.

3.3

If the Purchaser exercises any Warrants, the Issuer will, in accordance with the certificates representing the Warrants:

(a)

issue to the Purchaser the number of Warrant Shares equal to the number of Warrants exercised; and

(b)

deliver to the Purchaser a share certificate representing the Warrant Shares.

3.4

Subject to the policies of the Exchanges, the issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing or from issuing additional securities or rights during the period within which the Warrants may be exercised.

4.

CONDITIONS OF PURCHASE

4.1

The Purchaser acknowledges that the Issuer’s obligation to sell the Units to the Purchaser is subject to, among other things, the conditions that:

(a)

the Purchaser duly completes, signs, and delivers to the Issuer, at the address set forth in section 2.4 hereof, a copy of this Agreement, together with all documents required by applicable securities legislation and the Exchanges for delivery on the Purchaser’s behalf, including without limitation the document described in section 2.3 hereof;

(b)

the Purchaser duly delivers to the Issuer, at the address set forth in section 2.4 hereof, the Purchaser’s subscription funds in accordance with section 2.4 hereof;

(c)

the Issuer accepts this subscription;

(d)

the sale of the Units is exempt from the prospectus and registration requirements under the B.C. Act and from the registration requirements under the 1933 Act, and any other applicable securities legislation relating to the sale of the Units or all appropriate securities regulators issue all orders, consents, or approvals required to permit the sale without the Issuer having to register or file a registration statement or prospectus; and

(e)

the Purchaser’s representations and warranties remain true and correct as at the Closing Date.

5.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

5.1

The Purchaser acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date of this Agreement and at the Closing Date:

(a)

The Issuer has not filed a prospectus with the Commission, the SEC or any other securities commission or similar authority in connection with the offering of the Units and that:

(i)

the Purchaser is restricted from using most of the civil remedies available under the B.C. Act;

(ii)

the issuance and sale of the Units to the Purchaser is subject to the sale being exempt from the prospectus and registration requirements of the B.C. Act and the registration requirements of the 1933 Act.

(b)

The Purchaser is purchasing the Units as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities.

(c)

The Purchaser certifies that it is not resident in British Columbia and acknowledges that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)

there is no government or other insurance covering the Securities;

(iii)

there are risks associated with the purchase of the Securities;

(iv)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to comply with those restrictions before selling the Securities; and

(v)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a registration statement or prospectus and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the Acts, including statutory rights of rescission or damages, may not be available to the Purchaser.

(d)

The Purchaser:

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units, if any;

(ii)

has been advised that the Exchanges have jurisdiction over the Issuer and the Securities and that each Exchange imposes restrictions on the number of Securities that may be sold without shareholder approval below the “market price” (as defined in the rules and policies of each Exchange, respectively);

(iii)

is purchasing the Units pursuant to exemptions from the prospectus requirements under the applicable securities laws of the Authorities in the International Jurisdiction and the registration requirements under the 1933 Act or, if such is not applicable, the Purchaser is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(iv)

has been advised that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Securities, that the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax laws of the Purchaser’s acquisition or disposition of any Securities, that the Purchaser has been advised to consult its own tax advisor with respect to applicable tax legislation, and that it is solely responsible for compliance with applicable tax legislation;

(v)

has no intention to distribute, and shall not transfer, either directly or indirectly, any of the Securities to any person within the United States or to a U.S. Person, except pursuant to an effective registration statement under the 1933 Act or an exemption therefrom; and

(vi)

is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws.

(e)

The purchase of the Units has not been made through or as a result of, and the distribution of the Units has not been accompanied by, an advertisement in printed media of general and regular paid subscription, radio, or television.

(f)

No person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Securities;

(iii)

as to the future price or value of any of the Securities; or

(iv)

that the Securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post the Securities for trading on a stock exchange other than the Shares on the Exchanges.

(g)

The Purchaser is not a “control person” of the Issuer as defined in the BC Act, will not become a “control person” by virtue of the purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer.

(h)

The Purchaser is resident in the jurisdiction indicated on page 2 hereof.

(i)

The Purchaser acknowledges that the Securities have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States; that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; that the Securities may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; that the Issuer has no obligation or present intention of filing a registration statement under the 1933  Act in respect of any of the Securities; that the Issuer has no obligation or present intention to take any action so as to permit sales pursuant to the 1933 Act; and the Purchaser understands that, absent registration, under the rules of the SEC, the Purchaser may be required to hold the Securities indefinitely or to transfer the Securities in “private placements” which are exempt from registration under the 1933 Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser and the Purchaser understands that, as a consequence, the Purchaser must bear the economic risks of the investment in the Securities for an indefinite period of time.

(j)

The Purchaser acknowledges that the certificates representing the Securities (and any certificates issued in exchange or substitution for the Securities) will bear a legend pursuant to the 1933 Act as set out in section 7.3 hereof and that delivery of certificates bearing such legend may not constitute “good delivery” in settlement of transactions on Canadian or United States stock exchanges or over-the-counter markets.

(k)

The Purchaser has had the opportunity to ask questions and receive answers from the Issuer’s representatives concerning the terms and conditions of the Private Placement and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense.

(l)

The issuance, sale and delivery of the Securities to the Purchaser are conditional upon such issuance and sale being exempt from the prospectus requirements of all applicable securities legislation in Canada relating to the issuance and sale of the Securities or upon the issuance of such orders, rulings, consents or approvals as may be required to permit such sales without the requirement of filing a prospectus.

(m)

If the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to enter into and sign this Agreement and to take all actions required pursuant hereto, and if the Purchaser is a corporation, the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and its directors, shareholders, and others have given all necessary approvals to authorize the signing of this Agreement on the Purchaser’s behalf.

(n)

The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a part or by which it is or may be bound.

(o)

The Purchaser has duly signed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

(p)

The Purchaser has obtained independent advice as to the applicable hold period imposed on the Securities by NI 45-102, other securities legislation and the Exchanges, and confirms that the Issuer has made no representations regarding the applicable hold periods for the Securities, and the Purchaser is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with NI 45-102, other applicable securities legislation and the Exchanges’ policies.

(q)

The Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies.

(r)

If required by applicable securities legislation, policy, or order or by any securities commission, stock exchange or other regulatory authority or the Issuer, the Purchaser will sign, deliver, file, and otherwise assist the Issuer in filing all reports, undertakings, and other documents required with respect to the issue of the Securities.

(s)

The Purchaser acknowledges having been advised that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(t)

The Purchaser makes the representations, warranties, covenants, and acknowledgements contained in this Agreement and in any other Appendices, documents, or materials signed and delivered by the Purchaser hereunder with the intent that the Issuer and its professional advisors may rely on them in determining the Purchaser’s eligibility or, if applicable, the eligibility of others on whose behalf the Purchaser is contracting to purchase the Units, and the Purchaser agrees to indemnify the Issuer against all losses, claims, costs, expenses, and damages or liabilities which the Issuer may suffer or incur caused by or arising from its reliance thereon.

(u)

The Purchaser agrees that the above representations, warranties, covenants, and acknowledgements will be true and correct both as of the signing date of this Agreement and as of the Closing Date and that they will survive the Purchaser’s purchase of the Units and will continue in full force and effect even if the Purchaser subsequently disposes of any of the Units.  The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place before the Closing Date.

6.

ISSUER’S REPRESENTATIONS AND WARRANTIES

6.1

The Issuer represents and warrants that, as of the date of this Agreement and at the Closing Date:

(a)

the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued, or amalgamated;

(b)

the Issuer’s common shares are listed and posted for trading on the Exchanges;

(c)

the Issuer is presently a reporting issuer in British Columbia, Alberta and Ontario and will use reasonable efforts to remain a reporting issuer who is not in default of the requirements of the Acts;

(d)

the Issuer is a “foreign private issuer” under the 1933 Act;

(e)

the Issuer’s authorized capital consists of an unlimited number of common shares without par value, of which 49,873,620 were issued and outstanding as of the close of business on January 30, 2008, and the Issuer’s outstanding shares are fully paid and non-assessable;

(f)

except as qualified by the disclosure in all prospectuses, filing statements, annual information forms, financial statements and news releases filed with any of the Regulatory Authorities (collectively, the “Disclosure Record”), the Issuer is the beneficial owner of the properties, business, and assets or the interests in the properties, business, or assets referred to in the Disclosure Record, all agreements by which the Issuer holds an interest in a property, business, or assets are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(g)

the financial statements most recently filed with the Commission have been prepared in accordance with generally accepted accounting principles in Canada, accurately reflect the Issuer’s financial position and all of its material liabilities (accrued, absolute, contingent, or otherwise) as at the date thereof, save those incurred in the ordinary course of the Issuer's business,  and no adverse material changes in the Issuer’s financial position have taken place since the date thereof, except as otherwise disclosed;

(h)

the Issuer will use its commercially reasonable efforts to seek and obtain the acceptance for the Private Placement by the Exchanges and will make all filings required under the exemptions from registration and prospectus requirements available under the Acts in respect of the Private Placement;

(i)

there is no “material change”, as defined in the BC Act, relating to the Issuer or change in any “material fact”, as defined in the BC Act, relating to any of the Securities which has not been fully disclosed in accordance with the requirements of the Acts and the policies of the Exchanges;

(j)

the issue and sale of the Securities by the Issuer do not and will not conflict with, and do not and will not result in a breach of, any of the terms of the Issuer's incorporating documents;

(k)

the Issuer has, or will have by the Closing Date, authorized this Agreement by all necessary corporate action, and the Issuer has full corporate power and authority to undertake the Private Placement;

(l)

no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of securities has been issued to and is outstanding against the Issuer or its directors, officers, or promoters and no investigations or proceedings for such purposes are pending or threatened;

(m)

except as disclosed in the Disclosure Record or to the Regulatory Authorities, no person has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement, or option, for the issue or allotment of any unissued shares of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem, or otherwise acquire any of its issued and outstanding shares; and

(n)

the Securities will be subject to a hold period in British Columbia expiring four months from the Closing Date.

7.

RESALE RESTRICTIONS

7.1

The Purchaser acknowledges that the Securities will be subject to restrictions on resale imposed by BCI 72-503, NI 45-102 and other applicable securities legislation until:

(a)

the applicable statutory hold period has expired, which in British Columbia will be four months from the issue date of the Shares and Warrants, subject to certain conditions; or

(b)

a further statutory exemption under the BC Act or applicable securities legislation is available to the Purchaser and the prior consent of the Exchanges is obtained; or

(c)

an appropriate discretionary order is obtained under applicable securities legislation and the prior consent of the Exchanges is obtained; or

(d)

the Purchaser, if a control person, has satisfied all conditions relating to sales by control persons set out in NI 45-102,

and that the purchased Securities will be subject to an indefinite hold period in the United States unless registered in the United States or an exemption from the registration requirements of the 1933 Act is available.

7.2

The Purchaser agrees to consult its own legal advisers regarding the statutory resale restrictions applicable to the Securities before the resale of any of the Securities.

7.3

The certificates representing the Securities will bear a legend denoting the resale restrictions imposed by BCI 72-503, NI 45-102, other applicable securities legislation and the Exchanges.  The Purchaser agrees to sell, assign, or transfer the Securities only in accordance with these legends and the requirements of NI 45-102, other applicable securities legislation and the Exchanges.  The Purchaser acknowledges that the certificates representing the purchased Securities will bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [date that is four months and a day after the Closing.]”

“The securities represented by this certificate are listed on the Toronto Stock Exchange (“TSX”); however, the said securities cannot be traded through the facilities of TSX since they are not freely transferable, and consequently any certificate representing such securities is not “good delivery” in settlement of transactions on TSX.  This legend will be deemed to expire on the later of (a) midnight (Vancouver time) on [_______________], 2008 [insert date which is four months after closing] and (b) the date on which a legend, if any, referring to the U.S. Securities Act of 1933, as amended, is removed from this certificate.”

“The securities represented hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or under any state securities laws.  The holder hereof, by purchasing such securities, agrees for the benefit of the corporation that such securities may be offered, sold or otherwise transferred, assigned or pledged only pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption therefrom if the corporation has received an opinion of counsel satisfactory to the corporation that such registration is not required.”

8.

FINDERS

8.1

The parties hereto acknowledge and agree that the Private Placement constitutes a non-brokered private placement and the Purchaser hereby acknowledges and agrees that no finder’s fee has been paid or is payable to any third party for having acted as finder in connection with the Private Placement, except as set out under "Information regarding the finder, if any" on page 3 of the subscription to which this Schedule "A" is attached.

9.

CLOSING DATE

9.1

The Closing Date pertaining to any private placement to a U.S. subscriber included in the Private Placement will take place on February 15, 2008 or such other date as may be approved by the Issuer, at its sole discretion, in writing.

9.2

On the Closing Date:

(a)

the Issuer shall close the subscriptions for the Units herein subscribed for;

(b)

the subscription funds for the Units subscribed for by the Purchaser and deposited by the Purchaser with the Issuer shall be released and delivered to the Issuer; and

(c)

the Issuer will issue and deliver to the Purchaser the certificates representing the Shares and Warrants purchased by the Purchaser registered as instructed on page 2 of this Agreement.

9.3

If Closing has not occurred on or before March 31, 2008, the Purchaser’s subscription documentation delivered to the Issuer pursuant to section 2.3 hereof shall be returned to the Purchaser and the Purchaser’s subscription funds delivered to the Issuer pursuant to section 2.4 hereof shall be refunded to the Purchaser without bonus or deduction.

10.

COLLECTION OF PERSONAL INFORMATION

10.1

The Purchaser acknowledges and consents to the fact that the Issuer is collecting and will use and disclose the Purchaser’s personal information for the purpose of fulfilling this Agreement and for the purpose of complying with applicable securities laws.  The Purchaser further acknowledges and consents to the fact that the Issuer may be required by the applicable securities laws to provide the Regulatory Authorities or other authorities pursuant to the Proceeds of Crime (Money Laundering) Act (Canada) with any personal information provided by the Purchaser.

11.

NOTICE

11.1

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or by email, or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

11.2

If notice is sent by facsimile transmission, email or is delivered, it will be deemed to have been given at the time of transmission, email or delivery.

11.3

If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

11.4

If there is an interruption in normal mail service due to strike, labour unrest, or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.

12.

MISCELLANEOUS

12.1

A party may not assign this Agreement without the written consent of the other party.

12.2

The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of this Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

12.3

Without limitation, this subscription and the transactions contemplated by this Agreement are conditional upon and subject to the Issuer’s having obtained such approval of any Regulatory Authorities having jurisdiction of this subscription and the transactions contemplated by this Agreement as the Issuer considers necessary.

12.4

All references to currency refer to Canadian dollars unless specifically stated otherwise.

12.5

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

12.6

Except as expressly provided in this Agreement and in the agreements, instruments, and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties regarding the Securities and there are no other terms, conditions, representations, or warranties, whether expressed, implied, oral, or written, by statute, by common law, by the Issuer, or by anyone else.

12.7

The parties to this Agreement may amend this Agreement only in writing.

12.8

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

12.9

This Agreement is to be read with all changes in gender or number required by the context.

12.10

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn and submit to the jurisdiction of the court of British Columbia with respect to any dispute related to this Agreement.

12.11

The parties may sign this Agreement in any number of counterparts and may deliver this Agreement by facsimile, all of which, when taken together, will be deemed to be one and the same document.

APPENDIX I

Accredited Investor Questionnaire

(United States)

(Capitalized terms not specifically defined in this questionnaire have the meaning specified in the Subscription Agreement to which this questionnaire is attached.)

In connection with the execution of the Subscription Agreement to which this questionnaire is attached, the undersigned (the “Purchaser”) represents and warrants to Kimber Resources Inc. (the “Issuer:

1.

If the Purchaser is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate line or lines):

____ Category 1	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date of this questionnaire exceeds USD 1,000,000;
____ Category 2

A natural person who had an individual income in excess of USD 200,000 in each of the two most recent years or joint income with that person’s spouse in excess of USD 300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____ Category 3	A natural person who is a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;

2.

If the Purchaser is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

____ Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of USD 5,000,000;

____ Category 2

A trust that (a) has total assets in excess of USD 5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of Securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Securities;

____ Category 3	An investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

2

____ Category 4	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958;
____ Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;
____ Category 6	An entity which is a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or
____ Category 7	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

The statements made in this questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the answers.

Dated ____________________, 2008.

X
Signature of individual (if Purchaser is an individual)
X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)